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                                                  Exhibit 10(e)




                  THE ST.  PAUL COMPANIES, INC.
                    BENEFIT EQUALIZATION PLAN
                          1995 REVISION



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                  THE ST. PAUL COMPANIES, INC.
                    BENEFIT EQUALIZATION PLAN
                          1995 REVISION

                        Table of Contents

                                                                 Page
                                                                 ----
ARTICLE I       GENERAL DESCRIPTION                                 1

     Sec. 1.1   Name                                                1
     Sec. 1.2   Plan Type                                           1
     Sec. 1.3   Plan Background                                     1
     Sec. 1.4   1995 Restatement                                    1
     Sec. 1.5   Participating Employers                             2
     Sec. 1.6   Effective                                           2

ARTICLE II      MISCELLANEOUS DEFINITIONS                           3

     Sec. 2.1   Administrator                                       3
     Sec. 2.2   Code                                                3
     Sec. 2.3   Change in Control                                   3
     Sec. 2.4   Company                                             3
     Sec. 2.5   Effective Date                                      3
     Sec. 2.6   ERISA                                               3
     Sec. 2.7   ERP Compensation                                    3
     Sec. 2.8   Excess Deferrals                                    4
     Sec. 2.9   Excess Deferral Account                             4
     Sec. 2.10  Excess Matching Contribution Account                4
     Sec. 2.11  Excess Matching Contributions                       4
     Sec. 2.12  Executive Retirement Plan                           4
     Sec. 2.13  Executive Savings Plus                              4
     Sec. 2.14  Highly Compensated Employee                         5
     Sec. 2.15  Participant                                         5
     Sec. 2.16  Participating Employer                              5
     Sec. 2.17  Plan                                                5
     Sec. 2.18  Preferred Stock Fund                                5

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     Sec. 2.19  Retirement Plan                                     5
     Sec. 2.20  Savings Plus Plan                                   5
     Sec. 2.21  Termination of Employment                           5
     Sec. 2.22  Trust                                               5
     Sec. 2.23  Trustee                                             5


ARTICLE III     EXECUTIVE RETIREMENT PLAN BENEFITS                  6

     Sec. 3.1   Executive Retirement Plan Contributions             6
     Sec. 3.2   Normal Retirement Benefit                           6
     Sec. 3.3   Early Retirement Benefit                            7
     Sec. 3.4   Deferred Vested Retirement Benefit                  9
     Sec. 3.5   Charge for Preretirement Survivor Protection        9
     Sec. 3.6   Grandfathered Benefit Formulas Under
                 Predecessor Plans                                  9

ARTICLE IV     DISTRIBUTION OF EXECUTIVE RETIREMENT PLAN BENEFITS   10

     Sec. 4.1  Distribution of Benefits to Participant              10
     Sec. 4.2  Death Benefits                                       10
     Sec. 4.3  Imputed Interest                                     11
     Sec. 4.4  Actuarially Equivalent Present Value                 11
     Sec. 4.5  Benefit Commencement Date                            11
     Sec. 4.6  Payment Date for Installment Payments                11
     Sec. 4.7  Computation of Installment Payments                  11
     Sec. 4.8  Beneficiary Designation                              11

ARTICLE V      EXECUTIVE SAVINGS PLUS PLAN BENEFITS                 13

     Sec. 5.1  Contributions                                        13
     Sec. 5.2  Participant Accounts                                 13
     Sec. 5.3  Imputed Earnings                                     13
     Sec. 5.4  Investment of Trust Fund                             13
     Sec. 5.5  Vesting                                              13
     Sec. 5.6  Economy Supplemental Contributions                   13

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ARTICLE VI     DISTRIBUTION OF EXECUTIVE SAVINGS PLUS BENEFITS      14

     Sec. 6.1  Distribution of Benefits                             14
     Sec. 6.2  Death Benefits                                       14
     Sec. 6.3  Beneficiary Designation                              14

ARTICLE VII    ADMINISTRATION OF THE PLAN                           15

     Sec. 7.1  Administrator                                        15
     Sec. 7.2  Amendment and Termination                            15
     Sec. 7.3  No Employment Rights Created                         15
     Sec. 7.4  Payments                                             15
     Sec. 7.5  Non-assignability of Benefits                        15
     Sec. 7.6  Status of Plan                                       15
     Sec. 7.7  Applicable Law                                       16
     Sec. 7.8  Number and Gender                                    16

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                  THE ST.  PAUL COMPANIES, INC.
                    BENEFIT EQUALIZATION PLAN
                          1995 REVISION

                            ARTICLE I
                       GENERAL DESCRIPTION


     Sec. 1.1   Name.  The name of the plan set forth herein is
"The St. Paul Companies, Inc. Benefit Equalization Plan." It is sometimes referred to herein as the "Plan." The Plan is comprised of two parts:

      (a) The "Executive Retirement Plan" or "ERP," which supplements the benefits provided under the Retirement
          Plan.

      (b) "Executive Savings Plus" or "ESP," which supplements the benefits provided under the Savings Plus Plan and the Preferred Stock Fund.

     Sec. 1.2   Plan Type.  The Plan is intended to be (and will
be construed and administered as) an unfunded employee pension benefit plan. The Plan is maintained by the Participating Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan is intended to be exempt from the provisions of Parts 2 through 4 of Title I and from Title IV of ERISA by operation of sections 201(2), 302(a)(3), 401(a)(1) and 4021(b)(6) thereof. The Plan is not intended to qualify under Code section 401(a).

     Sec. 1.3 Plan Background. Effective as of January 1, 1976, the Company established The St. Paul Companies, Inc. Excess Benefit Plan for the purpose of providing supplemental benefits to participants in the Retirement Plan and The St. Paul Companies, Inc. Profit Sharing Plan whose benefits under those plans were limited by operation of Code section 415. The Plan was amended and restated effective January 1, 1987 to take into account new limitations on the benefits which could be provided under the Retirement Plan and the Savings Plus Plan (which is the successor to the Profit Sharing Plan). In conjunction with this amendment, the name of the Plan was changed to "The St. Paul Companies, Inc. Benefit Equalization Plan" and a Trust was established for the purpose of holding contributions made pursuant to the terms of the Plan.

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    Sec. 1.4 1995 Restatement.  The Plan is being amended and restated
effective January 1, 1995, to deal with the following issues:

     (a)  A new benefit formula was adopted under the Retirement
          Plan effective January 1, 1989 in response to new requirements imposed by legislation.

     (b) The Preferred Stock Fund was established in 1990 to provide matching contributions with respect to participant contributions under the Savings Plus Plan. The ESP provides certain supplemental benefits in cases where the Preferred Stock Fund benefits are limited by the Code.

     (c) Certain benefits that the Participating Employers wish to provide to Participants who were employees of acquired subsidiaries cannot be fully paid by the Retirement Plan, Savings Plus Plan, or Preferred Stock Fund because of limitations imposed by the Code, necessitating that a portion of the benefits be provided by this Plan.

     (d) Certain enhanced early retirement benefits must be paid by this Plan due to Code-imposed limits on the benefits which can be provided under the Retirement Plan.

     (e) Certain changes are being made with regard to the timing of benefit payments under this Plan.

     Sec. 1.5 Participating Employers. This Plan applies to each employer participating in the Retirement Plan or the Savings
Plus Plan or both such plans, as the case may be.

     Sec. 1.6 Effective Date. Except as specifically provided herein, the 1995 Revision of the Plan is applicable in determining all benefits payable on or after January 1, 1995.

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                           ARTICLE II
                    MISCELLANEOUS DEFINITIONS

      The following terms, when used in the Plan have the meanings set forth in this Article:

     Sec. 2.1 Administrator. "Administrator" means the Company or the person or committee appointed by the Company in accordance with the provisions of Section 7.1, as the context requires.

     Sec. 2.2  Code.  "Code" means the Internal Revenue Code of
1986, as amended from time to time.

     Sec. 2.3 Change In Control. "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item l (a) of the Current Report on Form 8-K, as in effect on December 1, 1987 pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"); provided that without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person" (within the meaning of Section 14(d) of the 1934 Act, other than the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the 1934 Act), directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or (ii) individuals who constitute the Board of Directors of the Company on December 1, 1987 cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to December 1, 1987 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board of Directors of the Company on December 1, 1987 (either by a specific vote or by approval of the proxy statement of the Company is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board of Directors of the Company on December 1, 1987.

     Sec. 2.4  Company.  "Company" means The St. Paul Companies,
Inc. or any successor thereto.

     Sec. 2.5 Effective Date. The "Effective Date" of the Plan is January 1, 1976, the date as of which the Plan was established.

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     Sec. 2.6  ERISA.  "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended from time to time.

     Sec. 2.7     ERP Compensation.  "ERP Compensation" with
 respect to a Participant for a calendar year means the Participant's compensation for the calendar year within the meaning of the Retirement Plan but disregarding the limit under Code section 401(a)(17), increased by the amount of the Participant's compensation reductions under this Plan for that year and by the amount of any deferred bonus under an annual bonus plan (whether deferral is elective or mandatory) that, but for the deferral, would have been payable to the Participant during that year; and decreased by the amount of any deferred bonus that becomes vested solely by reason of the Participant's death, disability or termination of employment or by reason of change in control of the Company. However, ERP Compensation does not include long-term incentive bonuses, regardless of when paid. The Administrator, in its sole discretion, may adopt rules, uniformly applied among similarly situated Participants, for purposes of including within the definition of ERP Compensation for any calendar year, the amount of base salary or compensation that, but for the Participants election to defer the receipt of such amount, would have been payable to the Participant during the calendar year in question. Notwithstanding the foregoing, to the extent included when paid in the computation of a Participant's final average compensation for purposes of the Retirement Plan, the amount of any deferred bonus or deferred salary or compensation, if applicable, (whether deferral is elective or mandatory) will not be taken into account as ERP Compensation. ERP Compensation includes Excess Deferrals under this Plan.

     Sec. 2.8 Excess Deferrals "Excess Deferrals" with respect to a Participant for a calendar year means the amount that would have been contributed as pre-tax contributions to his account under the Savings Plus Plan for the calendar year pursuant to his compensation reduction election thereunder if the limitations of Code sections 401(a)(17), 401(m), 402(g) and 415 were disregarded, minus the amount of pre-tax contributions actually made to his account under the Savings Plus Plan for the calendar year.

     Sec. 2.9 Excess Deferral Account, "Excess Deferral Account" with respect to a Participant means the account established on his behalf pursuant to Sec. 5.2(a).

     Sec. 2.10      Excess Matching Contribution Account.
 "Excess Matching Contribution Account" with respect to a Participant means the account established on his behalf pursuant to Sec. 5.2(b).

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      Sec. 2.11     Excess Matching Contributions.  "Excess
 Matching Contributions" with respect to a Participant for a calendar year means the amount of matching contributions that would have been made to his account under the Preferred Stock Fund or Savings Plus Plan for the calendar year if the limitations of Code sections 401(a)(17), 401(m), 402(g) and 415 were disregarded, minus the amount of matching contributions actually made to his account under said Plans for the calendar year.

     Sec. 2.12      Executive Retirement Plan.  "Executive
 Retirement Plan" or "ERP" means the portion of the Plan which supplements benefits under the Retirement Plan.

     Sec. 2.13 Executive Saving Plus. "Executive Savings Plus" or "ESP" means the portion of the Plan which supplements benefits under the Savings Plus Plan and the Preferred Stock Fund.

     Sec. 2.14      Highly Compensated Employee.  A person is a
"Highly Compensated Employee for purposes of ERP or ESP if he is a highly compensated employee (as defined in Code section 414(q)) with respect to the particular Plan.

     Sec. 2.15      Participant.  "Participant" for purposes of
the ERP means any individual who is (1) a participant in the Retirement Plan, (2) a Highly Compensated Employee and (3) entitled to a benefit pursuant to the ERP which has not yet been paid in full. "Participant" for purposes of the ESP means any individual who is (1) a participant in the Savings Plus Plan, (2) a Highly Compensated Employee, and (3) entitled to a benefit pursuant to the ESP which has not yet been paid in full.

     Sec. 2.16 Participating Employer. "Participating Employer" means the Company and each other employer which participates in the Retirement Plan, the Savings Plus Plan, or the Preferred
Stock Fund.

     Sec. 2.17      Plan.  "Plan" means The St. Paul Companies,
Inc. Benefit Equalization Plan, as from time to time amended or restated.

     Sec. 2.18 Preferred Stock Fund. "Preferred Stock Fund" means The St. Paul Companies, Inc. Savings Plus Preferred Stock
Ownership Plan as in effect from time to time.

     Sec. 2.19      Retirement Plan.  "Retirement Plan" means The
St. Paul Companies, Inc. Employees' Retirement Plan as in effect from time to time.

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     Sec. 2.20 Savings Plus Plan.  "Savings Plus Plan" means The
St. Paul Companies, Inc. Savings Plus Plan as in effect from time to time.

     Sec. 2.21 Termination of Employment. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his Participating Employer, as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers.

     Sec. 2.22      Trust. "Trust" means The St. Paul Companies,
Inc. Benefit Equalization Plan Trust implemented to provide benefits under the Plan.

     Sec. 2.23      Trustee.  "Trustee" means the one or more
individuals, banks or trust companies who at the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

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                            ARTICLE III
                EXECUTIVE RETIREMENT PLAN BENEFITS

     Sec. 3.1 Executive Retirement Plan Contributions. The Participating Employers may contribute amounts to the Trust for the purpose of providing all or a portion of the benefits to which Participants are entitled under the ERP. The amount of such contributions, if any, will be determined by the Company.

     Sec. 3.2  Normal Retirement Benefit.

          (a) Regular Benefit. Upon the normal retirement of a Participant, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his pension determined in accordance with the provisions of the Retirement Plan, subject to the following:

          (1)  The benefit will be based on his ERP Compensation.

          (2) The benefit will be determined without regard to the limitations of Code section 415.

          (3) The benefit will be determined without regard to any limitations on grandfathered benefit formulas under predecessor plans, as referred to in Sec.
               3.6.

          (4) The benefit will be reduced by the actual amount of the benefit to which he or, in the event of his death, his spouse or other beneficiary or annuitant is entitled under the Retirement Plan, in both cases determined with respect to the actual form in which benefits are paid under the Retirement Plan.

     (b) Retirement Plan Formula Change Benefit (Retirement Eligibility on January 1, 1989). A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (b) if he is a "Highly Compensated Employee" and he was eligible as of January 1, 1989 to terminate employment and immediately commence receiving a monthly retirement benefit under the Retirement Plan. The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2), with each such amount to be determined in the actual form in which benefits are paid under the Retirement Plan:

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         (1)   An amount equal to the amount of benefit to which
               the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant's Termination of Employment, less

         (2) The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).


     (c) Retirement Plan Formula Change Benefit (Non Retirement Eligible on January 1. 1989). A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (c) if his ERP Compensation during 1988 is at least $170,000 and he is not eligible for a benefit under subsection (b). The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2), with each such amount to be determined in the actual form in which benefits are paid under the Retirement Plan:

     (1) An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant's termination of employment but

          (i) the formula was modified to substitute 55% for 60% as the guaranteed percentage and,

          (ii) the benefit was not reduced by the Participant's primary social security old age survivor benefit, less

     (2) The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

     Sec. 3.3  Early Retirement Benefit.

     (a) Regular Benefit. Upon die early retirement of a Participant, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his pension determined in accordance with the provisions of the Retirement Plan, subject to the following:

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     (1) The benefit will be based on his ERP Compensation.

     (2) The benefit will be determined without regard to the limitations of code section 415.

     (3) The benefit will be determined without regard to any limitations on grandfathered benefit formulas under predecessor plans, as referred to in Sec. 3.6.

     (4) The benefit will be determined without regard to any limitations with respect to participation in special early retirement benefits by Highly Compensated
          Employees.

     (5) The benefit will be reduced by the actual amount of the benefit to which he or, in the event of his death, his spouse or other beneficiary or annuitant is entitled under the Retirement Plan, in both cases determined with respect to the actual form in which benefits are paid under the Retirement Plan.

     (6) Said amounts will be determined with respect to the actual form in which benefits are paid under the Retirement Plan and with the same early commencement reduction factors, if applicable, that are applied under the Retirement Plan.

(b) Retirement Plan Formula Change Benefit (Retirement Eligibility on January 1, 1989). A Participant described in
     (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (b) if he is a "Highly Compensated Employee" and he was eligible as of January 1, 1989 to terminate employment and immediately commence receiving a monthly retirement benefit under the Retirement Plan. The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2), with each such amount to be determined in the actual form in which benefits are paid under the Retirement Plan:

     (1) An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participants Termination of Employment, less

     (2) The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

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     The same early commencement reduction factors, if
     applicable, that are applied under the Retirement Plan shall be applied to the benefit otherwise determined under this subsection.

     (c) Retirement Plan Formula Change Benefit (Not Retirement Eligible on January 1,1989). A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (c) if his ERP Compensation during 1988 is at least $170,000 and he is not eligible for a benefit under subsection (b). The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2), with each such amount to be determined in the actual form in which benefits are paid under the Retirement Plan:

     (1) An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participants termination of employment but

          (i) the formula was modified to substitute 55% for 60% as the guaranteed percentage and,

         (ii) the benefit was not reduced by the Participants primary social security old age survivor benefit, less

     (2) The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection
         (a).

        The same early commencement reduction factors, if applicable, that are applied under the Retirement Plan shall be applied to the benefit otherwise determined under this subsection.

Sec. 3.4 Deferred Vested Retirement Benefit. If a Participant terminates employment with the Employer and is entitled to a deferred vested retirement benefit, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his deferred vested retirement benefit determined in accordance with the provisions of the Retirement Plan, but based on his ERP Compensation and without regard to the limitations of section 415 of the Code, less the actual amount of the benefit to which he or, in the event of his death, his spouse or other beneficiary or annuitant is entitled under the Retirement Plan, in both cases determined with respect to the actual form in which benefits are paid under the Retirement Plan and with the same early commencement reduction factors, if applicable, that are applied under the Retirement Plan being applied to the benefit otherwise determined under this section.

     Sec. 3.5 Charge for Preretirement Survivor Protection. If the amount of the Participant's benefit under the Retirement Plan is reduced to reflect the cost of qualified preretirement survivor annuity protection for the Participant's surviving spouse, the amount of the Participant's benefit under this Article shall be reduced by applying to the benefit otherwise determined under this Article the reduction factor applied under the Retirement Plan.

     Sec. 3.6 Grandfathered Benefit Formulas Under Predecessor Plans. Exhibit A of the Retirement Plan provides that benefit accruals for certain Participants under the Retirement Plan will not be less than the amounts which would have been accrued under certain predecessor plans. Such enhanced accruals generally are not available to persons who are considered Highly Compensated Employees. If a Participant in this Plan would be eligible for such enhanced accruals under Exhibit A but for his status as a Highly Compensated Employee, the ERP will provide the additional amounts which would have been provided under the Retirement Plan but for said limitations.

                           ARTICLE IV
       DISTRIBUTION OF EXECUTIVE RETIREMENT PLAN BENEFITS

Sec. 4.1  Distribution of Benefits to Participants.

(a) Present Value $50,000 Or Less. If the lump sum Actuarially Equivalent Present Value of the Participant's ERP benefit is $50,000 or less as of his Benefit Commencement Date, said benefit will be paid to him in a single sum as soon as practicable after his Benefit Commencement Date.

(b) Present Value Over $50,000. If the lump sum Actuarially Equivalent Present Value of the Participant's ERP benefit is over $50,000 as of his Benefit Commencement Date, said amount will be paid to him in annual installments over a ten year period beginning on his Benefit Commencement Date.

Sec. 4.2  Death Benefits.

(a) Death Prior to Benefit Commencement. If a Participant dies prior to payment of any benefits to him under Sec. 4.1, he is survived by a spouse to whom he was married on the date of his death, and the spouse is entitled to a surviving spouse benefit under the Retirement Plan, the spouse will also be entitled to a benefit under the ERP, subject to the following:

     (1) The ERP benefit will be paid in a single sum promptly after the date the spouse's surviving spouse benefit commences under the Retirement Plan.

     (2) If, at the time of his death, the Participant had 50% surviving spouse protection in effect under the Retirement Plan, the ERP surviving spouse benefit will be 50% of the lump sum Actuarially Equivalent Present Value of the Participant's ERP benefit accrued through the date of his death. If the Participant had 100% surviving spouse protection in effect under the Retirement Plan at the time of his death, the ERP surviving spouse benefit will be 100% of the lump sum Actuarially Equivalent Present Value of the Participant's ERP benefit accrued through the date of his death.

     (3) If the requirements of (A), (B), or (C) are met, no death benefits will be paid under the ERP:

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          (A)  The Participant dies without a surviving spouse.

          (B) The Participant dies before attaining age 62, and at the time of his death he had not yet completed five years of Vesting Service (as defined in the Retirement Plan).

          (C) The Participant's spouse dies before the date on which the Participant would have attained age 55 had he lived.

     (4) Death benefits payable under this subsection (a) will be paid to the Participant's surviving spouse. No other beneficiary may be designated.

      (b) Death After Benefit Commencement. If a Participant who is entitled to an ERP benefit dies after distribution of such benefit has commenced in the form described in
          Section 4.1(b), the undistributed balance will be distributed to the Participant's Beneficiary in a single sum promptly after the Participant's death.

     Sec. 4.3   Imputed Interest.  "Imputed Interest" with regard
to installment payments under the ERP shall be credited on the last day of each calendar year at a rate equal to the average of the prime rate of interest in effect at First Bank National Association in St. Paul, Minnesota as of the last business day of each month of the calendar year.

     Sec. 4.4 Actuarial Equivalent Present Value. The "Actuarially Equivalent Present Value" of a benefit under the ERP will be determined as of the Participants Benefit Commencement Date and will be determined using the conversion factors that would be applied to a similar benefit under the Retirement Plan on the same date.

     Sec. 4.5 Benefit Commencement Date. The "Benefit Commencement Date" for purposes of the ERP is the earliest date on or after the Participants Termination of Employment on which he is eligible to begin receiving an immediate benefit under the Retirement Plan, regardless of whether he actually elects to begin receiving Retirement Plan benefits at that time.

     Sec. 4.6  Payment Date for Installment Payments.  The
Administrator may, by uniform rule, specify one or more dates during a calendar year on which that year's installments will be made.

     Sec. 4.7 Computation of Installment Payments. If benefits are paid in the form of installments, the amount of each installment shall be determined as follows:

     (a)  The first installment is the Actuarially Equivalent
          Present Value of the benefit divided by the number of installments.

     (b)  Each installment after the first installment is

          (1) The value of the remaining benefit (including Imputed Interest) immediately after the last installment was paid, plus any Imputed Interest credited after payment of the last installment, divided by

          (2) The number of remaining installments' including the current installment

     Sec. 4.8  Beneficiary Designation.

     (a) Designation or Determination of Beneficiary. Unless a Participant otherwise designates, in the manner prescribed by the Administrator, in the event of the Participants death, any death benefits payable under Sec. 4.2(b) shall be paid to the Participant's surviving spouse. If, upon the death of the Participant, no beneficiary designation has been filed with the Administrator or if the designated beneficiaries have predeceased the Participant, the Participant shall be deemed to have designated as his beneficiary the first of the following categories that is applicable in his case:

     (1)  the Participants surviving spouse; or, if none,

     (2) the Participants natural born or legally adopted children, per stirpes, or, if none,

     (3)  the Participant's estate.

     Subject to the foregoing, any designation of a beneficiary or beneficiaries under this section may be changed from time to time by written notice to the Administrator in such form as the Administrator may prescribe. Any such designation shall be effective only if it is received by the Administrator prior to the Participants death.

(b) Changes. Notwithstanding any provision of the Retirement Plan to the contrary, a Participant may designate any beneficiary or beneficiaries under the Plan and may revoke any previous designations, without the consent of the Participant's spouse.

                            ARTICLE V
                 EXECUTIVE SAVINGS PLUS BENEFITS

     Sec. 5.1 Contributions. For each calendar year, each Employer shall contribute to the Trust, on behalf of each Participant in its employ whose compensation has been reduced by the amount of his Excess Deferrals, the total of such Participants Excess Deferrals and Excess Matching Contributions. Such contributions shall be made on such date or dates during or following such calendar year as the Company shall from time to time specify.

     Sec. 5.2 Participant Accounts. The Administrator shall maintain the following Accounts for each Participant:

      (a) An "Excess Deferral Account," to which Excess Deferrals shall be credited.

      (b) An "Excess Matching Contribution Account," to which
          Excess Matching Contributions shall be credited.

      (c) An "Economy Supplemental Account", for amounts credited under Sec. 5.6.

     Sec. 5.3 Imputed Earnings. On the same dates on which earnings, losses, and income are credited to participants' accounts under the Savings Plus Plan, the Participant's Accounts under this Plan shall be adjusted to reflect the adjustments which would have occurred if the amounts credited to those Accounts had been contributed to the Savings Plus Plan and had been invested in the same manner as his corresponding accounts under the Savings Plus Plan are then invested. Any Excess Matching Contributions which are in lieu of contributions to the Preferred Stock Fund will similarly be adjusted to reflect changes in the value of accounts under said Plan. If a Participant ceases to have funds invested under the Savings Plus Plan, his investment directions last in effect under said Plan will remain in effect for purposes of this Plan until such time as the Participant gives different directions to the Administrator.

     Sec. 5.4 Investment of Trust Fund. The Trust Fund shall be invested by the Trustee, in the manner directed by the Company. Benefits under the Plan will be calculated as provided in Sec. 5.3, and are not dependent on the investment returns on the amounts held by the Trustee.

     Sec. 5.5   Vesting.  Each Participant shall at all times be
fully vested in his Excess Deferral Account. Each Participant shall be vested in his Excess Matching Contribution Account and Economy Supplemental Account to the same extent that he is vested in the comparable account under the Savings Plus Plan or Preferred Stock Fund, whichever is applicable.

     Sec. 5.6 Economy Supplemental Contributions. The Savings Plus Plan provides supplemental contributions for certain Economy employees. If the amount allocated to such an employee under said Plan is limited due to the annual limit on compensation under Code section 401(a)(17), or due to any other applicable limit imposed by the Code, the amount by which the supplemental contribution must be reduced shall be credited to the employee's Economy Supplemental Account under this Plan.

                           ARTICLE VI

         DISTRIBUTION OF EXECUTIVE SAVINGS PLUS BENEFITS

      Sec. 6.1 Distribution of Benefits.

      (a) Benefits $50,000 Or Less. If a Participants vested Executive Savings Plus benefit is $50,000 or less as of the valuation date coincident with or next following his Termination of Employment, said benefit will be paid to him in a single sum promptly after his Termination of Employment.

      (b) Benefits Over $50,000. If a Participant's vested Executive Savings Plus benefit is over $50,000 as of the valuation date coincident with or next following his Termination of Employment, said benefit will be paid to him in ten annual installments. The flat installment will be paid promptly after his Termination of Employment and the remaining installments will be paid in succeeding years thereafter. Each annual installment payment shall be in an amount equal to the vested account balance as of the valuation date coinciding with or last preceding the payment in question, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining annual installment payments, including the payment for which the determination is being made.

      Sec. 6.2 Death Benefits. Any undistributed vested Exeutive Savings Plus benefit remaining at the time of a Participant's death shall be distributed to the Participant's designated beneficiary in a lump sum payment as soon as administratively practicable following the Administrator's receipt of notice of the Participant's death.

      Sec. 6.3  Beneficiary Designation.

      (a)  Designation or Determination of Beneficiary.
           Unless a Participant otherwise
           designates, in the manner prescribed by the Administrator, the beneficiary or beneficiaries to whom the undistributed balance of the Participant's Excess Deferral Account and Excess Matching Contribution Account shall be paid in the event of his death shall be the same as the Participant has designated or, in the absence of a valid designation hereunder, as is otherwise applicable with respect to the Participant, under the Savings Plus Plan. The Administrator's good faith distribution based on his actual knowledge of the existence of a Participants beneficiaries shall be conclusive and binding on all beneficiaries of a Participant.

      (b) Changes. Notwithstanding any provision of the Savings Plus Plan to the contrary, a Participant may designate any beneficiary or beneficiaries under ESP and may revoke any previous designations, without the consent of the Participant's spouse.


                           ARTICLE VII
                   ADMINISTRATION OF THE PLAN

      Sec. 7.1 Administrator. The Plan shall be administered by the Company, which shall have the discretionary authority to construe, interpret, apply and enforce the Plan and issue such regulations as it deems appropriate in the exercise of such discretionary authority. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing or directing the Trustee to disburse payments under the Plan. The Administrators interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Administrator may appoint a person or a committee to carry out those administrative duties under the Plan as are specified by the Administrator. Any such committee shall operate in accordance with such rules as the Administrator shall provide at the time of the committee's formation or thereafter.

      Sec. 7.2      Amendment and Termination.  The Administrator
 may amend or terminate the Plan at any time; provided, that, no such amendment or termination shall reduce a benefit to which a Participant or the beneficiary or annuitant of a deceased Participant is entitled under the Plan prior to the date of such amendment or termination unless such Participant or beneficiary or becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company. Any amendment to the Plan shall apply only to Participants who terminate employment after the effective date of the amendment unless the amendment expressly otherwise provides. Notwithstanding the foregoing provision, to the extent necessary to ensure the continued status of the Plan as an unfunded plan maintained for a select group of management or highly compensated employees based on final regulations or advisory opinions of the Department of Labor, the Administrator may amend the Plan to cause the cessation of future benefit accruals of any Participant and may cause the Trustee to make an immediate lump sum distribution to any such Participant of his accrued benefit under the Plan at any time on or after the effective date of such amendment.

      Sec. 7.3 No Employment Rights Created. The establishment of the Plan shall neither give any Employee a right to continuing employment nor limit the right of the Employer to discharge any person or otherwise deal with the Employee without regard to the effect such action might have upon him or her as a Participant.

      Sec. 7.4    Payments.  The Company, through the Trust and, to
 the extent not so paid, from its general assets, will pay all benefits arising under this Plan and all costs, charges and expenses relating thereto.

      Sec. 7.5      Non-Assignability of Benefits.  The benefits
 payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

      Sec. 7.6      Status of Plan.  Nothing contained herein
 shall be construed as providing for assets to be held for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's only interest hereunder being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant shall have any interest in the assets of the Trust prior to their distribution pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right shall be no greater than the right of any unsecured general creditor of the Company.

     Sec. 7.7    Applicable Law.  All questions pertaining to the
construction, validity, effect and enforcement of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or of any other jurisdiction.

     Sec. 7.8  Number and Gender.  Wherever appropriate in the
Plan, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be hereto affixed as of the 8th day of May, 1995.


(CORPORATE  SEAL)                       THE  ST.PAUL COMPANIES, INC.

                                   By:       /s/ Greg A. Lee
                                             ------------------
                                                 Greg A. Lee
                                   Title: Sr. Vice President-Human Resources

                                   By:       /s/ Bruce A. Backberg
                                            ----------------------
                                                 Bruce A. Backberg
                                   Title:    Vice President and
                                             Corporate Secretary